UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2023

APOLLO MEDICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2023, Apollo Medical Holdings, Inc. (the “Company”), Metropolitan IPA, a California professional corporation (“CFC Buyer”), ApolloCare Enablement of CA, LLC, a wholly-owned subsidiary of the Company (“GP Buyer”), and Network Medical Management, Inc., a wholly-owned subsidiary of the Company (“NMM”), entered into an Asset and Equity Purchase Agreement, dated November 7, 2023, with Community Family Care Medical Group IPA, Inc. (“CFC”), Advanced Health Management Systems, L.P. (“AHMS”), Accie M. Mitchell and Gloria C. Mitchell, as Co-Trustees of the Mitchell Family Trust dated July 2, 2003, CFC Management, LLC, the limited partners of AHMS and Marc Mitchell, as the Equityholder Representative (the “CFC/AHMS Purchase Agreement”). Under the terms of the CFC/AHMS Purchase Agreement, subject to satisfaction of customary conditions: (i) GP Buyer and NMM will purchase all of the outstanding general and limited partnership interests of AHMS for an aggregate purchase price of $52 million, subject to customary adjustments, and (ii) CFC Buyer will purchase substantially all the assets of CFC for an aggregate purchase price of $113.8 million (consisting of $93.8 million in cash and 631,712 shares of common stock of the Company), subject to customary adjustments, plus the assumption of certain identified liabilities of CFC plus earnout payments in an aggregate amount of up to $15 million. The purchase pursuant to the CFC/AHMS Purchase Agreement of the assets of, and the assumption of the liabilities of, CFC by CFC Buyer and the purchase of all of the outstanding general and limited partnership interests of AHMS by the GP Buyer and NMM are referred to collectively as the “Transaction.”

CFC is an independent medical practice association that has entered into agreements with organizations such as insurance companies, health plans, self-insured employers, government payors, health maintenance organizations, medical groups, independent practice associations and other third party payors for the arrangement of the provision of healthcare services to subscribers or enrollers of such plans. AHMS is engaged in the business of providing management, consulting, administrative and other support services to entities that provide or arrange for the provision of professional healthcare services.

The GP Buyer and NMM are direct or indirect wholly-owned subsidiaries of the Company. The CFC Buyer is a wholly-owned professional corporation subsidiary of AP-AMH 2 Medical Corporation (“AP-AMH 2”), which is a professional corporation of which Dr. Thomas Lam, a licensed physician and the co-Chief Executive Officer and President, and a director, of the Company, is the sole shareholder. AP-AMH 2 is a variable interest entity of the Company, the financial results of which are consolidated in the Company’s financial statements. As a wholly-owned subsidiary of AP-AMH 2, the financial results of the CFC Buyer will be consolidated into the financial results of AP-AMH 2.

The Company intends to finance the Transaction with cash on hand and borrowings under its amended and restated credit agreement with Truist Bank, as administrative agent, and the financial institutions that are lenders thereunder. The Company anticipates that it will lend the funds required for the purchase of the assets of CFC to AP-AMH 2 on a secured basis, and that AP-AMH 2 will use those funds to purchase preferred stock of the CFC Buyer.

The CFC/AHMS Purchase Agreement includes customary representations, warranties, covenants, conditions and other agreements. The obligations of the parties to complete the Transaction is subject to the satisfaction, or waiver, of customary closing conditions, including receipt of applicable regulatory approvals. It is currently anticipated that the purchase of the assets of CFC and the purchase of the outstanding partnership interests of AMHS will occur in two separate closings, both of which are currently expected to occur during the first calendar quarter of 2024.

In connection with the Transaction, NMM has entered into a Stock Purchase Agreement, dated November 7, 2023 (the “I Health Purchase Agreement”), with Ronald Brandt and Allison Brandt, each in their individual capacities and in their capacities as Co-Trustees of the Ronald Lee Brandt and Allison Leigh Brandt Family Trust dated December 16, 2003, and I Health, Inc. (“I Health”). Under the terms of the I Health Purchase Agreement, subject to satisfaction of customary conditions, NMM will purchase 25% of the outstanding shares of common stock of I Health, subject to customary adjustments, and will have a call option to purchase the remaining outstanding shares of common stock of I Health. It is currently expected that the I Health Purchase Agreement closing will occur during the first calendar quarter of 2024.

I Health is engaged in the business of providing management, consulting, administrative and other support services to entities that provide or arrange for the provision of professional healthcare services.

The foregoing description of the CFC/AHMS Purchase Agreement and the Transaction and the I Health Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFC/AHMS Purchase Agreement and the I Health Purchase Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

The CFC/AHMS Purchase Agreement and I Health Purchase Agreement have been included with this Report to provide investors and security holders with information regarding the terms of the Transaction. It is not intended to provide any other factual information about the Company, CFC, AHMS or I Health or any of the other parties to the Transaction or the I Health Purchase Agreement or the assets or equity to be purchased in the Transaction or such agreement. The representations, warranties, covenants and agreements contained in the CFC/AHMS Purchase Agreement and the I Health Purchase Agreement, which are made only for purposes of the respective agreement and as of specific dates, are solely for the benefit of the parties to the respective agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the appliable agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, CFC, AHMS or I Health or any of the other parties to the Transaction or the I Health Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events

On November 7, 2023, the Company issued a press release announcing that it had entered into the CFC/AHMS Purchase Agreement and the I Health Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include words such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, risks arising from the diversion of management’s attention from the Company’s ongoing business operations, an increase in the amount of costs, fees and expenses and other charges related to the Transaction described in this Report, outcome of any litigation that the Company or the sellers may become subject to relating to such Transaction, the extent of, and the time necessary to obtain, any regulatory approvals required for completion of the Transaction, risks of disruption to the Company’s business as a result of the public announcement of the Transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements relating to the Transaction, an inability to complete the Transaction in a timely manner or at all, including due to a failure of any condition to the closing of the Transaction to be satisfied or waived by the applicable party, the occurrence of any event, change or other circumstance that could give rise to the termination of any of the agreements to the Transaction, a decline in the market price for the Company’s common stock if the Transaction is not completed, risks that the Transaction disrupt current plans and operations of the Company or sellers and potential difficulties in sellers’ employee retention as a result of the Transaction, and the ability to implement business plans, forecasts and other expectations after the completion of the Transaction, realize the intended benefits of the Transaction, and identify and realize additional opportunities following the Transaction, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise, except as may be required by any applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset and Equity Purchase Agreement, dated as of November 7, 2023, by and among Metropolitan IPA, a California professional corporation, ApolloCare Enablement of CA, LLC, Network Medical Management, Inc., Apollo Medical Holdings, Inc., Community Family Care Medical Group IPA, Inc., Advanced Health Management Systems, L.P., Accie M. Mitchell and Gloria C. Mitchell, as Co-Trustees of the Mitchell Family Trust dated July 2, 2003, CFC Management, LLC, the other parties thereto and Marc Mitchell, as the Equityholder Representative.
10.2*	Stock Purchase Agreement, dated as of November 7, 2023, by and among Network Medical Management, Inc., I Health, Inc., Ronald Brandt and Allison Brandt.
99.1	Press Release issued by the Company on November 7, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: November 7, 2023	By:	/s/ Thomas S. Lam
	Name:	Thomas S. Lam, M.D., M.P.H.
	Title:	Co-Chief Executive Officer and President